Exhibit 4.2

WESTERN ALLIANCE BANCORPORATION

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., Trustee

FIRST SUPPLEMENTAL INDENTURE TO

SUBORDINATED DEBT INDENTURE DATED AS OF JUNE 16, 2016

(SUBORDINATED DEBT SECURITIES)

Dated as of June 16, 2016

6.25% Subordinated Debentures due 2056

WESTERN ALLIANCE BANCORPORATION

FIRST SUPPLEMENTAL INDENTURE TO

SUBORDINATED DEBT INDENTURE DATED AS OF JUNE 16, 2016

(SUBORDINATED DEBT SECURITIES)

$175,000,000

6.25% Subordinated Debentures due 2056

FIRST SUPPLEMENTAL INDENTURE, dated as of June 16, 2016 (this “First Supplemental Indenture”), between WESTERN ALLIANCE BANCORPORATION, a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”).

RECITALS

The Company has heretofore executed and delivered to the Trustee an indenture for subordinated debt securities, dated as of June 16, 2016 (the “Base Indenture”, and together with the First Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of series of the Company’s Securities.

Section 301 of the Base Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Base Indenture.

Section 901(4) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Base Indenture.

The Company desires to execute this First Supplemental Indenture pursuant to Section 201 of the Base Indenture to establish the form, and pursuant to Section 301 of the Base Indenture to provide for the issuance, of a series of its subordinated debt securities designated as its 6.25% Subordinated Debentures due 2056 (the “Debentures”), in an initial aggregate principal amount of $175,000,000 (or up to $200,000,000 aggregate principal amount if the Underwriters exercise the remaining portion of their overallotment option to purchase additional Debentures granted pursuant to the Underwriting Agreement in full). The Debentures are a series of the Company’s Securities as referred to in Section 301 of the Base Indenture.

All acts and requirements necessary to make this First Supplemental Indenture a legal, valid and binding obligation of the Company have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE

W I T N E S S E T H:

For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of such series, as follows:

ARTICLE I

APPLICATION OF FIRST SUPPLEMENTAL INDENTURE; DEFINITIONS

Section 1.1 APPLICATION OF FIRST SUPPLEMENTAL INDENTURE. Notwithstanding any other provision of this First Supplemental Indenture, all provisions of this First Supplemental Indenture are expressly and solely for the benefit of the Holders of the Debentures and any such provisions shall not be deemed to apply to any other Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Debentures. This First Supplemental Indenture constitutes an integral part of the Base Indenture. This First Supplemental Indenture supplements and, to the extent inconsistent therewith, replaces the terms of the Base Indenture with respect only to the Debentures. Unless otherwise expressly specified, references in this First Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this First Supplemental Indenture as they amend or supplement the Base Indenture, and not the Base Indenture or any other document.

Section 1.2 DEFINITIONS. For purposes of this First Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture, as amended hereby.

For the benefit of the Holders of the Debentures, Section 101 of the Base Indenture shall be amended by adding the following new definitions:

“Base Indenture” has the meaning specified in the recitals hereto.

“Business Day” means any day which is not a Saturday, a Sunday, a legal holiday in New York, New York or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated by law to close.

“Capital Event” means the receipt by the Company of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for us or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Debentures, the Debentures do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if we are subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to us.

“Claim” has the meaning stated in Section 101(5) of Title 11 of the United States Code, as now or hereafter in effect.

“Debentures” has the meaning specified in the recitals hereto.

“Depository” has the meaning specified in Section 2.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“First Supplemental Indenture” has the meaning specified in the preamble hereto.

“General Obligations” means all of the Company’s obligations to pay Claims of general creditors, other than obligations on the debentures and our indebtedness for money borrowed ranking equally or subordinate to the debentures. Notwithstanding the foregoing, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s) the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “General Obligations” will mean obligations to general creditors as described in that rule or interpretation.

“Global Debenture” has the meaning specified in Section 2.2.

“Indenture” has the meaning specified in the recitals hereto.

“interest,” when used with respect to the Debentures, includes interest accruing on the Debentures, interest on deferred interest payments and other unpaid amounts and compounded interest, as applicable and in each case to the extent permitted by applicable law.

“Interest Payment Date” means each July 1, October 1, January 1 and April 1, beginning October 1, 2016.

“Investment Company Event” means the Company becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

“Junior Subordinated Payment” has the meaning specified in Section 4.4.

“Principal Subsidiary Bank” means (i) any bank subsidiary the consolidated assets of which constitute 25% or more of the Company’s consolidated assets and (ii) any other bank subsidiary designated as a “Principal Subsidiary Bank” by the Company’s Board of Directors; provided that if the Federal Reserve notifies us that any bank subsidiary that is a Principal Subsidiary Bank applying the tests in clause (i) or (ii) above does not qualify as a “major subsidiary depository institution” within the requirements of the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, such bank subsidiary will not be a principal subsidiary bank from and after the time the Company receives from the Federal Reserve such a notice.

“Proceeding” has the meaning specified in Section 4.4.

“Senior Indebtedness” shall mean principal of (and premium, if any) and interest, if any, on, and any other payment due pursuant to, any of the following:

(a) the Company’s obligations for money borrowed;

(b) indebtedness evidenced by bonds, debentures, notes or similar instruments;

(c) similar obligations arising from off-balance sheet guarantees and direct credit substitutes;

(d) reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities;

(e) obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

(f) capital lease obligations;

(g) obligations associated with derivative products including but not limited to securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

(h) debt of others described in the preceding clauses that the Company has guaranteed or for which the Company is otherwise liable;

(i) any deferrals, renewals or extensions of Senior Indebtedness; and

(j) General Obligations.

unless, in any case, in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is expressly provided that such indebtedness or obligation is not superior in right of payment to the Debentures or to other debt that is pari passu with or subordinate to the Debentures.

Senior Indebtedness shall not include:

(a) indebtedness owed by the Company to Western Alliance Bank or other subsidiaries; or

(b) any indebtedness the terms of which expressly provide that such indebtedness ranks equally with, or junior to, the Debentures, including guarantees of such indebtedness.

“Tax Event” means the receipt by the Company of an opinion of independent tax counsel to the effect that

(a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities,

(b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation,

(c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, or

(d) a threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of our subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures, in each case, occurring or becoming publicly known on or after June 16, 2016, resulting in more than an insubstantial risk that the interest payable on the Debentures is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes.

“Underwriters” means Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, FIG Partners, LLC, Jefferies LLC, Piper Jaffray & Co. and DA Davidson & Co.

“Underwriting Agreement” means the Underwriting Agreement, dated June 9, 2016, entered into by the Company and the Underwriters in connection with the sale of the Debentures.

ARTICLE II

THE SERIES OF DEBENTURES

Section 2.1 TITLE. There shall be a series of Securities designated the “6.25% Subordinated Debentures due 2056.”

Section 2.2 GLOBAL FORM. The Debentures shall be issued initially in the form of fully registered global Securities (the “Global Debentures”) in substantially the form attached as EXHIBIT A hereto, which shall be deposited on behalf of the purchasers of the Debentures represented thereby with The Depository Trust Company, New York, New York (the “Depository”) and registered in the name of Cede & Co., the Depositary’s nominee, duly executed by the Company, authenticated by the Trustee.

Section 2.3 LIMITATION ON AGGREGATE PRINCIPAL AMOUNT. The aggregate principal amount of the Debentures shall initially be limited to $175,000,000 (or up to $200,000,000 aggregate principal amount if the Underwriters exercise their over-allotment option to purchase additional Debentures granted pursuant to the Underwriting Agreement in full) (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures of such series pursuant to Section 304, Section 305, Section 306, Section 905 or Section 1107 of the Base Indenture). The Company may, from time to time, without the consent of the Holders of the Debentures, create and issue additional Securities having the same terms and conditions as the Debentures that are equal in rank to the Debentures as described in the related prospectus supplement and prospectus (or in all respects except for the issue date, the issue price and, if applicable, the first interest payment date and the initial interest accrual date). These Securities will be consolidated and form a single series with the Debentures, provided, however, that a separate CUSIP, common code or ISIN, as applicable, will be issued for any additional Securities unless the additional Securities and the Debentures are fungible for United States federal income tax purposes.

Section 2.4 REGISTRAR, PAYING AGENT AND PLACE OF PAYMENT. The Company initially appoints the Trustee as Registrar and Paying Agent for the Debentures and the Corporate Trust Office of the Trustee be and hereby is designated as the Place of Payment where the Debentures may be presented or surrendered for payment, where the Debentures may be surrendered for registration of transfer or exchange and where notices and demand to or upon the Company in respect of the Debentures and the Indenture.

Section 2.5 PRINCIPAL PAYMENT DATE. The principal amount of the outstanding Debentures (together with any accrued and unpaid interest) shall be payable in a single installment on July 1, 2056, which date shall be the Maturity of the outstanding Debentures.

Section 2.6 INTEREST AND INTEREST RATES. The rate at which the Debentures shall bear interest shall be 6.25% per annum; the date from which interest shall accrue on the Debentures shall be June 16, 2016, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Debentures shall be July 1, October 1, January 1 and April 1 of each year, beginning October 1, 2016; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the Persons in whose names the Debenture (or predecessor Debenture) is registered (which shall initially be the Depository) at the close of business on the Regular Record Date for such interest, which shall be June 15, September 15, December 15 and March 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. However, interest paid on the Maturity Date or a Redemption Date will be payable to the Person to whom the principal will be payable. Interest shall be computed on the basis of a 360 day year comprised of twelve 30-day months. For so long as the Debentures are represented in global form by one or more Global Securities, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the Depository or its nominee, as the case may be, as the registered owner of the Global Debenture representing such Debentures. In the event that definitive Debentures shall have been issued, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the accounts of the registered Holders thereof; provided, that the Company may at its option pay interest by check to the registered address of each Holder of a definitive Debenture.

Section 2.7 SINKING FUND. The Company has no obligation to redeem or purchase any Debentures pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

ARTICLE III

REDEMPTION OF SECURITIES

Section 3.1 REDEMPTION AT THE OPTION OF THE COMPANY. The provisions of Article Eleven of the Base Indenture, as supplemented by the provisions of this First Supplemental Indenture, shall apply to the Debentures.

The Company may redeem the Debentures:

(a) in whole at any time, or in part from time to time, in increments of $25 principal amount, on or after July 1, 2021, at a Redemption Price equal to 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest to, but not including, the Redemption Date; if the Company redeems only a portion of the Debentures on any Redemption Date, the Company may subsequently redeem additional Debentures;

(b) in whole, but not in part, at any time prior to July 1, 2021, upon the occurrence of a Tax Event, at a Redemption Price equal to 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest to, but not including, the Redemption Date;

(c) in whole, but not in part, at any time prior to July 1, 2021, upon the occurrence of a Capital Event, at a Redemption Price equal to 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest to, but not including, the Redemption Date; or

(d) in whole, but not in part, at any time prior to July 1, 2021, upon the occurrence of an Investment Company Event, at a Redemption Price equal to 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest to, but not including, the Redemption Date,

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Debentures to be redeemed at its registered address, provided that the notice of redemption will be given no earlier than 90 days prior to the effective date of a Tax Event, Capital Event or Investment Company Event. Unless the Company defaults in payment of the Redemption Price on the Debentures, on and after the Redemption Date, interest will cease to accrue on the Debentures or portions called for redemption.

Section 3.2 REDEMPTION PROCEDURES. (a) If the Company gives a notice of redemption in respect of any Debentures, then prior to the Redemption Date, the Company will:

(1) irrevocably deposit with the Trustee or a Paying Agent for the Debentures funds sufficient to pay the applicable Redemption Price of, and (unless the Redemption Date is an Interest Payment Date) accrued interest (including compounded interest, if any) on, the debentures to be redeemed; and

(2) give the Trustee or such Paying Agent, as applicable, irrevocable instructions and authority to pay the Redemption Price to the Holders upon surrender of the Global Certificate or such other certificates as we may have issued evidencing the Debentures.

Notwithstanding the above, interest payable on or prior to the Redemption Date for any Debentures called for redemption will be payable to the Holders of the Debentures on the relevant Record Dates for the related Interest Payment Dates.

(b) Once notice of redemption has been given and funds deposited pursuant to Sections 3.1 and 3.2, then upon the date of the deposit, all rights of the Holders of the Debentures so called for redemption will cease, except the right of the Holders of the Debentures to receive the Redemption Price and any interest payable in respect of the Debentures on or prior to the Redemption Date and the Debentures will cease to be outstanding. In the event that any date fixed for redemption of Debentures is not a Business Day, then payment of the Redemption Price will be made on the next Business Day (without any interest or other payment in connection with this delay) with the same force and effect as if made on the original date. In the event that payment of the Redemption Price in respect of Debentures called for redemption is not paid by us, interest on the Debentures will continue to accrue at the then applicable rate from the Redemption Date originally established by us for the Debentures to the date the Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

(c) If less than all of the Debentures are to be redeemed, the particular Debentures to be redeemed will be determined, in the case of global securities, in accordance with the procedures of the Depositary and, in the case of definitive debt securities, by the Trustee by such method as in its sole discretion it shall deem appropriate and fair, provided that the unredeemed portion of the principal amount of any Debenture shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Debenture. The Trustee will promptly notify us in writing of the Debentures selected for redemption and, in the case of any Debentures selected for partial redemption, the principal amount thereof to be redeemed.

(d) The Company may not redeem the Debentures in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding Debentures for all interest payment periods terminating on or before the Redemption Date.

ARTICLE IV

SUBORDINATION

Section 4.1 AGREEMENT TO SUBORDINATE. With respect to the Debentures, Article Sixteen of the Base Indenture will be replaced in its entirety with this Article IV.

The Company covenants and agrees, and each Holder of Debentures issued under the Indenture likewise covenants and agrees, that the Debentures shall be issued subject to the provisions of this Article IV; and each Holder of a Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

The payment by the Company of the principal of and interest on the Debentures shall be expressly subordinated, to the extent and in the manner set forth in this Article IV, to the prior payment in full of all Senior Indebtedness.

No provision of this Article IV shall prevent the occurrence of any Event of Default with respect to the Debentures or any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default with respect to the Debentures.

Section 4.2 DEFAULT ON SENIOR INDEBTEDNESS. Unless Section 4.3 shall be applicable, in the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness, or in the event that the maturity of any Senior Indebtedness has been or would be permitted upon notice or the passage of time to be accelerated because of a default, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, then no payment or distribution of any kind or character, whether in cash, securities or other property shall be made by the Company with respect to the principal (including redemption payments) of or premium, if any, or interest on the Debentures or on account of the purchase or other acquisition of Debentures by the Company or any Subsidiary, in each case unless and until all amounts due or to become due on such Senior Indebtedness are paid in full in cash or other consideration satisfactory to the holders of such Senior Indebtedness.

In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or a Holder of any Debenture when such payment is prohibited by the preceding paragraph of this Section 3.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing, within 90 days of such payment.

Section 4.3 PRIOR PAYMENT TO SENIOR INDEBTEDNESS UPON ACCELERATION OF DEBENTURES. In the event that any Debentures are declared due and payable before their Stated Maturity, then no payment or distribution of any kind or character, whether in cash, properties or securities shall be made by the Company on account of the principal (including redemption payments) of, or premium, if any, or interest on the Debentures or on account of the purchase or other acquisition of Debentures by the Company or any Subsidiary, until all amounts due on or in respect of Senior Indebtedness outstanding at the time of such acceleration shall have been paid in full to the holders of such Senior Indebtedness in cash or other consideration satisfactory to the holders of such Senior Indebtedness, or provision shall have been made for such payment.

In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or the Holder of any Debenture prohibited by the foregoing provisions of this Section 4.3, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing, within 90 days of such payment.

The provisions of this Section 4.3 shall not apply to any payment with respect to which Section 4.4 would be applicable.

Section 4.4 LIQUIDATION; DISSOLUTION; BANKRUPTCY. In the case of the pendency of any receivership, insolvency, dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company or other similar judicial proceeding relative to the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings (each such event, if any herein sometimes referred to as a “Proceeding”), then the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on such Senior Indebtedness, or provision shall be made for such payment in cash, securities or other property or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the Holders of the Debentures are entitled to receive or retain any payment or distribution of any kind or character, whether in cash, securities or other property (including any payment or distribution which may be payable or deliverable by reason of the payment of any other debt of the Company subordinated to the payment of the Debentures, such payment or distribution being hereinafter referred to as a “Junior Subordinated Payment”), on account of principal of (or premium, if any) or interest on the Debentures or on account of the purchase or other acquisition of Debentures by the Company or any Subsidiary, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, securities, or other property, including any Junior Subordinated Payment, which may be payable or deliverable in respect of the Debentures in any such Proceeding.

In the event that, notwithstanding the foregoing provisions of this Section 4.4, the Trustee or the Holders of any Debenture shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, before all amounts due or to become due on all Senior Indebtedness are paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, and if such fact shall, at or prior to the time of such payment or distribution, have been made actually known to a Responsible Officer of the Trustee or, as the case may be, such Holder, then in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all amounts due or to become due on all Senior Indebtedness remaining unpaid, to the extent necessary to pay all amounts due or to become due on all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

For purposes of this Article IV, the words “cash, securities or other property” shall not be deemed (so long as the effect of any exclusion employing this definition is not to cause the Debentures to be treated in any Proceeding as a part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to the Senior Indebtedness) to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article IV with respect to the Debentures to the payment of Senior Indebtedness that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale, conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article Eight of the Base Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 4.4 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer or lease, comply with the conditions stated in Article Eight of the Base Indenture and Article V hereof.

Section 4.5 SUBROGATION. Subject to the payment in full of all amounts due or to become due on all Senior Indebtedness to the extent provided herein or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the rights of the Holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article IV (equally and ratably with the holders of all Indebtedness of the Company which by its express terms is subordinated to Senior Indebtedness of the Company to substantially the same extent as the Debentures are subordinated to the Senior Indebtedness and is entitled to like rights of subrogation by reason of payments or distributions made to holders of such Senior Indebtedness) and to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, securities or other property to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this Article IV, and no payment over pursuant to the provisions of this Article IV to or for the benefit of the holders of such Senior Indebtedness by Holders of the Debentures or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the Holders of the Debentures, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article IV are and are intended solely for the purposes of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of such Senior Indebtedness on the other hand.

Nothing contained in this Article IV or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Debentures and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness of the Company, as the case may be, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article IV of the holders of such Senior Indebtedness in respect of cash, securities or other property of the Company, as the case may be, received upon the exercise of any such remedy.

Section 4.6 TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder of the Debentures by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article IV and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

Section 4.7 NOTICE BY THE COMPANY. The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article IV. Notwithstanding the provisions of this Article IV or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article IV, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of this Article IV, shall be entitled in all respects to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 4.7 at least two Business Days prior to the date (i) upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Debenture), or (ii) moneys and/or U.S. Government Obligations are deposited in trust pursuant to Article Ten of the Base Indenture then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and Government Obligations of the United States of America and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

The Trustee, subject to the provisions of Article Six of the Base Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article IV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article IV, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Upon any payment or distribution of assets of the Company referred to in this Article IV, the Trustee and the Holders of the Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Debentures, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article IV.

Section 4.8 RIGHTS OF THE TRUSTEE; HOLDERS OF SENIOR INDEBTEDNESS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article IV in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article IV, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Article Six of the Base Indenture, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly or otherwise pay over or deliver to Holders of the Debentures, the Company or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article IV or otherwise.

Nothing in this Article IV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606 of the Base Indenture.

Section 4.9 SUBORDINATION MAY NOT BE IMPAIRED. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article IV or the obligations hereunder of the Holders of the Debentures to the holders of Senior Indebtedness, do any one or more of the following:

(a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding;

(b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;

(c) release any Person liable in any manner for the collection of such Senior Indebtedness; and

(d) exercise or refrain from exercising any rights against the Company and any other Person.

Section 4.10 ARTICLE APPLICABLE TO PAYING AGENTS. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and then be acting hereunder, the term “Trustee” as used in this Article IV shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meanings as fully and for all intents and purposes as if such Paying Agent were named in this article in addition to or in place of the Trustee.

ARTICLE V

CONSOLIDATION, MERGER AND SALES

Section 5.1 COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS. With respect to the Debentures, Article Eight of the Base Indenture will be replaced in its entirety with this Article V. The Company may not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person, or, directly or indirectly, sell, transfer or convey all or substantially all of its properties and assets to another Person or group of affiliated Persons, unless:

(a) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are sold, transferred or conveyed (the Company or such other Person being the “Surviving Person”), shall be organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the trustee, in form satisfactory to the trustee, all the obligations of the Company under the debentures and the Indenture;

(b) immediately after giving effect to such transaction and the assumption of the obligations as set forth in the preceding bullet point, no event of default, default or any event that is, or after notice or passage of time or both, would be, a default or an Event of Default shall have occurred and be continuing; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, transfer or conveyance and such supplemental indenture, if any, comply with the applicable provisions of the Indenture and that all conditions precedent therein provided relating to such transaction have been satisfied.

Section 5.2 SUCCESSOR PERSON SUBSTITUTED FOR COMPANY. Upon any consolidation by the Company with or merger of the Company into any other Person or any sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company to any Person in accordance with Section 5.1, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Debentures.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.1 EVENTS OF DEFAULT. (a) Clauses (1) through (4), (7) and (8) of Section 501, in its entirety, of the Base Indenture shall not apply to the Debentures. Clauses (5) and (6) of Section 501 of the Base Indenture relating to the Company or a Principal Subsidiary Bank shall apply to the Debentures.

(b) If an Event of Default specified in Clause (5) or (6) of Section 501 of the Base Indenture relating to the Company or a Principal Subsidiary Bank occurs and is continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Debentures may declare the principal of all the Debentures, and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration, such principal and such accrued and unpaid interest shall become immediately due and payable. At any time after the Debentures have been accelerated and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in Section 503 of the Base Indenture, the Holders of not less than a majority in aggregate principal amount of the outstanding Debentures, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences in accordance with Clauses (1) and (2) of Section 502 of the Base Indenture.

(c) The Trustee shall provide to the Holders of the Debentures notice of any Event of Default or default with respect to the Debentures within 90 days after the actual knowledge of a Responsible Officer of the Trustee of such Event of Default or default. However, except in the case of a default in payment on the Debentures, the Trustee will be protected in withholding the notice if one of its Responsible Officers determines that withholding of the notice is in the interest of such Holders.

(d) The Trustee shall have no right or obligation under the Indenture or otherwise to exercise any remedies on behalf of any Holders of the Debentures pursuant to the Indenture in connection with any default, unless such remedies are available under the Indenture and the Trustee is directed to exercise such remedies pursuant to and subject to the conditions of Section 512 of the Base Indenture, provided, however, in the case of a default in the payment of principal of or interest on the Debentures, including any compound interest, the Holder of a Debenture may, or, if directed by the Holders of a majority in principal amount of the Debentures, the Trustee will, subject to the conditions set forth in the Indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if the Company fails to make payment thereof upon demand; and, provided, further, that this provision shall not affect the rights of the Trustee with respect to any Events of Default as set forth in clause (b) of this Section 6.1 that may occur with respect to the Debentures. In connection with any such exercise of remedies the Trustee shall be entitled to the same immunities and protections and remedial rights (other than acceleration) as if such default were an Event of Default.

(e) For purposes of this Section 6.1, the term “default” means any of the following events:

(i) failure to pay interest on the Debentures for 30 days after the payment is due;

(ii) failure to pay the principal of or premium, if any, on the Debentures when due;

or

(iii) failure to perform any other covenant or warranty in the Indenture that applies to the Debentures for 90 days after the Company has received written notice of the failure to perform in the manner specified in the Indenture.

ARTICLE VII

DEFEASANCE AND COVENANT DEFEASANCE

Section 7.1 DEFEASANCE. With respect to the Debentures, Section 402(4) of the Base Indenture will be replaced in its entirety with this Section 7.1. The following shall be the conditions to application of clause (2) of Section 402 of the Base Indenture to the Debentures:

(a) The Company must irrevocably deposit in trust for the benefit of all Holders, a combination of Dollars or U.S. Government Obligations that will generate enough cash to make interest, principal and any other payments on the Debentures on their applicable due dates;

(b) There must be a change in current federal tax law or an Internal Revenue Service ruling that lets the Company make the above deposit without causing Holders to be taxed on the Debentures any differently than if the Company did not make the deposit; and

(c) The Company must deliver an opinion of counsel to the Trustee to the effect that the Holders of the Debentures will have no federal income tax consequences as a result of such deposit and termination.

Section 7.2 COVENANT DEFEASANCE. Clause (3) of Section 402 of the Base Indenture shall not be applicable with respect to the Debentures.

ARTICLE VIII

MODIFICATION AND WAIVER

Section 8.1 With respect to the Debentures, Sections 901 and 902 of the Base Indenture will be replaced in their entirety with Sections 8.2 and 8.3, respectively, of this First Supplemental Indenture.

Section 8.2 MODIFICATION WITHOUT CONSENT OF HOLDERS. Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may amend the Indenture for any of the following purposes:

(a) to evidence the succession of another Person to the Company pursuant to Article V;

(b) to add to the covenants of the Company for the benefit of the Holders of the Debentures or to surrender any right or power herein conferred upon the Company;

(c) to add any additional Events of Default or defaults;

(d) to secure the Debentures;

(e) to evidence and provide for a successor Trustee;

(f) to cure any ambiguity, or to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or

(g) to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of the Debentures.

Section 8.3 MODIFICATION WITH CONSENT OF HOLDERS. With the consent of the Holders of not less than a majority in principal amount of the Debentures (including consents obtained in connection with a tender offer or exchange offer for the Debentures), the Company and the Trustee may amend the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such amendment shall, without the consent of the Holder of each Debenture affected thereby,

(a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debenture, or reduce the principal amount thereof or the rate of interest or the time of payment of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which, any Debenture or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date), or adversely affect any rights of the Holders of the Debentures to require the Company to repay, repurchase or redeem the Debentures,

(b) reduce the percentage in principal amount of the Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences,

(c) modify any of the provisions relating to approval of amendments or waivers, except to increase any such percentage, or

(d) change any obligation of the Company to maintain an office or agency.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

Section 9.2 PAYMENT OF EXPENSES UPON RESIGNATION OR REMOVAL. Upon termination of this First Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts then due upon such termination, removal or resignation.

Section 9.3 ADOPTION, RATIFICATION AND CONFIRMATION. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. The Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law.

Section 9.4 COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 9.5 GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH DEBENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed on the day and year first above written.

WESTERN ALLIANCE BANCORPORATION

By:	/s/ Randall S. Theisen
Name: Randall S. Theisen
Title: EVP and General Counsel

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Manjari Purkayastha
Name: Manjari Purkayastha
Title: Vice President

Exhibit A

(FORM OF FACE OF DEBENTURE)

THIS DEBENTURE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY FEDERAL OR OTHER GOVERNMENTAL AGENCY.

THIS DEBENTURE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR ITS NOMINEE ONLY IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. A	$175,000,000
Dated: June 16, 2016	CUSIP number: 957638 208

WESTERN ALLIANCE BANCORPORATION

6.25% Subordinated Debentures due 2056

Western Alliance Bancorporation, a Delaware corporation (hereinafter called the “Company,” which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $175,000,000 United States Dollars, subject to increase or decrease as set forth in the attached Schedule, on July 1, 2056 and to pay interest thereon from June 16, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on July 1, October 1, January 1 and April 1 in each year (each an “Interest Payment Date”), beginning October 1, 2016 at the rate of 6.25% per annum, until the principal hereof is paid or duly made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 15, September 15, December 15 or March 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. However, interest paid on the Maturity or a Redemption Date shall be paid to the Person to whom the principal will be payable. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and the interest and Additional Amounts on this Debenture shall be made at the designated office of the Trustee, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that for so long as the Debentures are represented in global form by one or more Global Securities, all payments of principal (and premium, if any) and interest and Additional Amounts shall be made by wire transfer of immediately available funds to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debentures. In the event that definitive Debentures shall have been issued, all payments of principal (and premium, if any) and interest and Additional Amounts shall be made by wire transfer of immediately available funds to the accounts of the registered Holders thereof at an account maintained within the United States; provided, that the Company may at its option pay interest by check to the registered address of each Holder of a definitive Debenture.

This Debenture is one of the duly authorized series of Securities of the Company, designated as the Company’s “6.25% Subordinated Debentures due 2056”, initially limited to an aggregate principal amount of $175,000,000, all issued or to be issued under and pursuant to an Indenture (the “Base Indenture”), dated as of June 16, 2016, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (hereinafter referred to as the “Trustee”), as supplemented by the Supplemental Indenture thereto, dated as of June 16, 2016 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture. Reference is hereby made to the Indenture for a description of the respective rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures.

The Debentures will be unsecured obligations of the Company and will be subordinated to all Senior Indebtedness of the Company in the manner set forth in the Indenture.

On or after July 1, 2021, the Company may redeem the Debentures, in whole at any time or in part from time to time, at their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption. Any early redemption of the Debentures will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System to the extent then required under applicable laws or regulations, including capital regulations.

The debentures will be redeemable in whole prior to July 1, 2021 if (i) a Tax Event has occurred, (ii) a Capital Event occurs which precludes the debentures from being recognized as Tier 2 capital, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Debentures to be redeemed, provided that the notice of redemption will be given within 90 days of the effective date of a Tax Event, Capital Event or Investment Company Event.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the right of the Holder of this Debenture, which is absolute and unconditional, to receive payment of the principal of and, subject to certain qualifications in the Indenture, interest and Additional Amounts on this Debenture at the times herein and in the Indenture prescribed and to institute suit for the enforcement of any such payment unless the Holder of this Debenture shall have consented to the impairment of such right.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Debenture may be registered in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest and Additional Amounts on this Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Debentures of this series and of any authorized denominations and of a like aggregate principal amount and tenor, shall be issued to the designated transferee or transferees.

The Debentures are issuable only in registered form without coupons in denominations of $25 and multiples of $25 in excess thereof.

No service charge shall be made for any such registration of transfer or for exchange of this Debenture, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of a Debenture, other than in certain cases provided in the Indenture.

Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Debentures (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Debentures of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules of such state.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Debenture shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

WESTERN ALLIANCE BANCORPORATION

By:	/s/ Dale Gibbons
Name: Dale Gibbons
Title: EVP and Chief Financial Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: June 16, 2016

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Manjari Purkayastha
Name: Manjari Purkayastha
Title: Authorized Signatory

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of Assignee)

the Debentures of WESTERN ALLIANCE BANCORPORATION referenced in this certificate and does hereby irrevocably constitute and appoint                         attorney to transfer the said Debenture on the books of the Company, with full power of substitution in the premises.

Dated:
(Signature)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

Western Alliance Bancorporation

6.25% Subordinated Debentures due 2056

No: 1

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL DEBENTURE

The following increases or decreases in this Global Debenture have been made:

Date	Amount of decrease in Principal Amount of this Global Debenture	Amount of increase in Principal Amount of this Global Debenture	Principal Amount of this Global Debenture following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian